Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of the metals company on Form S-1 of our report dated March 30, 2021, except for the effects of the restatement disclosed in Note 2 as to which the date is May 24, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the financial statements of Sustainable Opportunities Acquisition Corp. as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and the period from December 18, 2019 (inception) through December 31, 2019, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus. We were dismissed as auditors on September 9, 2021, and accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP

New York, NY

October 7, 2021